EXHIBIT 9



                      TRANSFER AGENCY AND SERVICE AGREEMENT



                                     between



                  PRUDENTIAL-BACHE GOVERNMENT SECURITIES TRUST

                        (a Massachusetts Business Trust)



                                       and



                      PRUDENTIAL MUTUAL FUND SERVICES, INC.





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                                TABLE OF CONTENTS





     Article 1   Terms of Appointment; Duties of the Agent....................1

     Article 2   Fees and Expenses............................................4

     Article 3   Representations and Warranties of the Agent..................5

     Article 4   Representations of Warranties of the Fund....................5

     Article 5   Duty of Care and Indemnification.............................6

     Article 6   Documents and Covenants of the Fund and the Agent............8

     Article 7   Termination of Agreement....................................10

     Article 8   Assignment..................................................10

     Article 9   Affiliations................................................11

    Article 10   Amendment...................................................11

    Article 11   Applicable Law..............................................12

    Article 12   Miscellaneous...............................................12

    Article 13   Merger of Agreement.........................................13

                      TRANSFER AGENCY AND SERVICE AGREEMENT



         AGREEMENT  made  as of the  1st  January  day of  January,  1988 by and between  PRUDENTIAL-BACHE  GOVERNMENT SECURITIES TRUST, a Massachusetts business trust,  having its principal  office and place of business at One Seaport Plaza,

New York,  New York 10292 (the "Fund"),  and  PRUDENTIAL  MUTUAL FUND  SERVICES,

INC.,  a New  Jersey  corporation,  having  its  principal  office  and place of business at Raritan Plaza I, Edison, New Jersey 08818 (the "Agent" or "PMFS").



         WHEREAS,  the Fund  desires  to  appoint  PMFS as its  transfer  agent,

dividend  disbursing  agent and  shareholder  servicing agent in connection with certain other activities, and PMFS desires to accept such appointment;



         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein

contained, the parties hereto agree as follows:





Article 1. TERMS OF APPOINTMENT; DUTIES OF PMFS



           1.01 Subject to the terms and conditions set forth in this Agreement,

the Fund hereby  employs and appoints PMFS to act as, and PMFS agrees to act as,

the transfer agent for the authorized and issue shares of beneficial interest of each series of the Fund, $.01 par value  ("Shares"),  dividend  disbursing agent

and  shareholder   servicing   agent  in  connection   with  any   accumulation,

open-account  or similar plans provided to the  shareholders  of the Fund or any

series  thereof   ("Shareholders")  and  set  out  in  the  currently  effective prospectus and statement of additional  information  ("prospectus") of the Fund,

including without limitation any periodic investment plan or periodic withdrawal program.

           1.02 PMFS agrees that it will perform the following services:



         (a) In  accordance  with  procedures  established  from time to time by agreement between the Fund and PMFS, PMFS shall:



         (i)  Receive for  acceptance,  orders for the  purchase of Shares,  and promptly deliver payment and appropriate documentation therefor to the Custodian of the Fund  authorized  pursuant to the  Declaration  of trust of the Fund (the

"Custodian");



         (ii)  Pursuant  to purchase  orders,  issue the  appropriate  number of

Shares and hold such Shares in the appropriate Shareholder account;



         (iii)  Receive  for  acceptance   redemption  requests  and  redemption

directions and deliver the appropriate documentation therefor to the Custodian;



         (iv) At the appropriate  time as and when it receives monies paid to it by the Custodian  with respect to any  redemption,  pay over or cause to be paid over in the  appropriate  manner  such  monies as  instructed  by the  redeeming

Shareholders;



         (v) Effect  transfers of Shares by the  registered  owners thereof upon receipt of appropriate instructions;



         (vi) Prepare and  transmit  payments for  dividends  and  distributions declared by the Fund;



         (vii) Calculate any sales charges payable by a Shareholder on purchases and/or redemptions of Shares of the Fund as such charges may be reflected in the prospectus;



         (viii)  Maintain  records  of  account  for and advise the Fund and its

Shareholders as to the foregoing; and

         (ix) Record the issuance of Shares of the Fund and maintain pursuant to

Rule 17Ad-10(e) under the Securities  Exchange Act of 1934 ("1934 Act") a record of the total number of Shares of the Fund which are authorized,  based upon data provided to it by the Fund, and issued and outstanding.  PMFS shall also provide to the Fund on a regular basis the total number of Shares which are  authorized,

issued and outstanding.  When recording the issuance of Shares,  PMFS shall have no obligation  to take  cognizance of any Blue Sky laws relating to the issue or sale of such Shares,  which  functions shall be the sole  responsibility  of the

Fund.



         (b) In  addition  to and not in lieu of the  services  set forth in the above paragraph (a), PMFS shall: (i) perform all of the customary  services of a

transfer  agent,  dividend  disbursing  agent  and,  as  relevant,   shareholder

servicing agent in connection with  accumulation,  open-account or similar plans

(including  without   limitation  any  periodic   investment  plan  or  periodic

withdrawal  program),  including but not limited to, maintaining all Shareholder accounts,  preparing  Shareholder meeting lists, mailing proxies,  receiving and tabulating  proxies,  mailing  Shareholder  reports and  prospectuses to current

Shareholders,  withholding taxes on non-resident  alien accounts,  preparing and filing appropriate forms required with respect to dividends and distributions by federal tax authorities for all Shareholders, preparing and mailing confirmation

forms  and  statements  of  account  to  Shareholders   for  all  purchases  and

redemptions  of  Shares  and  other  confirmable   transactions  in  Shareholder

accounts,  preparing  and  mailing  activity  statements  for  Shareholders  and providing  Shareholder  account information and (ii) provide a system which will enable  the Fund to  monitor  the total  number of Shares  sold in each State or other jurisdiction.



         (c) In addition, the Fund shall (I) identify to PMFS in writing

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those  transactions  and assets to be treated as exempt from Blue Sky  reporting for each State and (ii) verify the  establishment of transactions for each State on the system prior to activation and thereafter  monitor the daily activity for each State. The responsibility of PMFS for the Fund's  registration status under the Blue Sky or  securities  laws of any State or other  jurisdiction  is solely limited  to the  initial  establishment  of  transactions  subject  to Blue  Sky compliance  by the Fund and the  reporting of such  transactions  to the Fund as provided above and as agreed from time to time by the Fund and PMFS.


         PMFS may also  provide  such  additional  services  and  functions  not specifically  described  herein as may be mutually  agreed  between PMFS and the

Fund and set forth in Schedule B hereto.



         Procedures  applicable to certain of these  services may be established from time to time by agreement between the Fund and PMFS



Article 2. FEES AND EXPENSES



         2.01 For  performance  by PMFS  pursuant  to this  Agreement,  the Fund agrees to pay PMFS an annual  maintenance fee for each  Shareholder  account and certain  transactional  fees as set out in the fee schedule  attached  hereto as

Schedule A. Such fees and out-of-pocket  expenses and advances  identified under

Section 2.02 below may be changed  from time to time  subject to mutual  written agreement between the Fund and PMFS.



         2.02 In addition to the fees paid under  Section  2.01 above,  the Fund agrees to reimburse PMFS for out-of-pocket expenses or advances incurred by PMFS for the items set out in  Schedule A attached  hereto.  In  addition,  any other expenses incurred by PMFS at the request or with the consent of the Fund will be reimbursed by the Fund.



         2.03 The Fund agrees to pay all fees and reimbursable expenses within a reasonable period of time following the mailing of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all Shareholder accounts shall be advanced to PMFS by the Fund upon request prior to the mailing date of such materials.



Article 3.  REPRESENTATIONS AND WARRANTIES OF PMFS



            PMFS represents and warrants to the Fund that:



            3.01 It is a  corporation  duly  organized  and existing and in good standing  under the laws of New Jersey and it is duly  qualified to carry on its business in New Jersey.



            3.02 It is and will remain  registered with the U.S.  Securities and

Exchange  Commission ("SEC") as a Transfer Agent pursuant to the requirements of

Section 17A of the 1934 Act.



            3.03 It is empowered  under  applicable  laws and by its charter and

By-Laws to enter into and perform this Agreement.



            3.04  All  requisite  corporate   proceedings  have  been  taken  to

authorize it to enter into and perform this Agreement.



            3.05 It has  and  will  continue  to have  access  to the  necessary facilities,  equipment and personnel to perform its duties and obligations under this Agreement.



Article 4.  REPRESENTATIONS AND WARRANTIES OF THE FUND



            The Fund represents and warrants to PMFS that:



            4.01 It is a business  trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.



            4.02 It is empowered under applicable laws and by its Declaration of

Trust and By-Laws to enter into and perform this Agreement.



            4.03 All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.



         4.04 It is an  investment  company  registered  with the SEC  under the

Investment Company Act of 1940, as amended (the "1940 Act").



         4.05 A  registration  statement  under the  Securities Act of 1933 (the

"1933 Act") is currently  effective and will remain  effective,  and appropriate

State  securities law filings have been made and will continue to be made,  with respect to all Shares of the Fund being offered for sale.



Article 5. DUTY OF CARE AND INDEMNIFICATION



         5.01 PMFS shall not be  responsible  for, and the Fund shall  indemnify and hold PMFS harmless  from and against,  any and all losses,  damages,  costs,

charges,  counsel  fees,  payments,  expenses  and  liability  arising out of or attributable to:



       (a) All  actions of PMFS or its agents or  subcontractors  required to be taken pursuant to this  Agreement,  provided that such actions are taken in good faith and without negligence or willful misconduct.



       (b) The  Fund's  refusal  or  failure  to  comply  with the terms of this

Agreement,  or which arise our of the Fund's lack of good faith,  negligence  or willful  misconduct  or which arise out of the breach of any  representation  or warranty of the Fund hereunder.



       (c) The  reliance  on or use by PMFS or its agents or  subcontractors  of information,  records and documents which (i) are received by PMFS or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been  prepared  and/or  maintained  by the Fund or any  other  person or firm on behalf of the Fund.



       (d) The  reliance  on,  or the  carrying  out by PMFS  or its  agents  or subcontractors of, any instructions or requests of the Fund.



       (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities or Blue Sky laws of any State or other  jurisdiction that such Shares be registered in such State or other  jurisdiction or in violation of any stop order or other  determination or ruling by any federal agency or any State or other  jurisdiction with respect to the offer or sale of such Shares in such State or other jurisdiction.



         5.02 PMFS shall  indemnify  and hold the Fund harmless from and against any and all losses,  damages, costs, charges,  counsel fees, payments,  expenses and  liability  arising  out of or  attributable  to any  action or  failure  or omission to act by PMFS as a result of PMFS' lack of good faith,  negligence  or willful misconduct.





         5.03 At any  time  PMFS  may  apply  to any  officer  of the  Fund  for instructions,  and may consult  with legal  counsel,  with respect to any matter arising in  connection  with the  services  to be  performed  by PMFS under this

Agreement,  and PMFS and its  agents or  subcontractors  shall not be liable and shall be  indemnified  by the  Fund for any  action  taken or  omitted  by it in reliance upon such  instructions or upon the opinion of such counsel.  PMFS, its agents and subcontractors  shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund,  reasonably believed to be genuine and to have been signed by the proper person or persons,  or upon any instruction,  information,  data,  records or documents  provided to PMFS or its agents or  subcontractors  by machine  readable input,  telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of  authority  of any  person,  until  receipt  of written  notice therefrom  from the Fund.  PMFS,  its  agents and  subcontractors  shall also be protected and indemnified in recognizing share certificates which are reasonably believed to bear the proper manual or facsimile signature of the officers of the

Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.



         5.04 In the event  either  party is unable to perform  its  obligations under the terms of this Agreement because of acts of God, strikes,  equipment or transmission  failure or damage reasonably  beyond its control,  or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages  resulting  from such failure to perform or otherwise from such causes.





         5.05 Neither party to this Agreement shall be liable to the other party for  consequential  damages under any provision of this Agreement or for any act or failure to act hereunder.



         5.06 In order that the  indemnification  provisions  contained  in this

Article 5 shall apply,  upon the assertion of a claim for which either party may be required to indemnify  the other,  the party  seeking  indemnification  shall promptly  notify  the other  party of such  assertion,  and shall keep the other party advised with respect to all  developments  concerning such claim The party who may be required to indemnify  shall have the option to participate  with the party seeking  indemnification  in the defense of such claim.  The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required  to  indemnify  it except with the other party's prior written consent.



Article 6.  DOCUMENTS AND COVENANTS OF THE FUND AND PMFS



         6.01 The Fund shall promptly furnish to PMFS the following:



         (a) A  certified  copy of the  resolution  of the  Trustees of the Fund authorizing  the  appointment  of PMFS and the  execution  and  delivery of this

Agreement;



         (b) A  certified  copy of the  Declaration  of Trust and By-Laws of the

Fund and all amendments thereto;

         (c)  The  current  registration   statements  and  any  amendments  and

supplements  thereto filed with the SEC pursuant to the requirements of the 1933

Act and the 1940 Act;



         (d) A specimen  of the  certificate  for Shares of the Fund in the form approved by the Trustees with a  certificate  of the Secretary of the Fund as to such approval;



         (e) All  account  application  forms or  other  documents  relating  to

Shareholder  accounts  and/or relating to any plan program or service offered or to be offered by the Fund; and



         (f) Such other  certificates,  documents or opinions as the Agent deems to be appropriate or necessary for the proper performance of its duties.



         6.02 PMFS  hereby  agrees to  establish  and  maintain  facilities  and

procedures   reasonably   acceptable  to  the  Fund  for  safekeeping  of  share

certificates,  check forms and facsimile  signature  imprinting devices, if any;

and for the preparation or use, and for keeping  account of, such  certificates,

forms and devices.



         6.03 PMFS shall prepare and keep records relating to the services to be performed  hereunder,  in the form and manner as it may deem  advisable.  To the extent  required  by Section 31 of the 1940 Act,  and the Rules and  Regulations

thereunder,  PMFS agrees that all such records  prepared or  maintained  by PMFS relating to the services to be performed by PMFS  hereunder  are the property of the Fund and will be preserved, maintained and made available in accordance with such Section 31 of the 1940 Act, and the Rules and Regulations  thereunder,  and will be surrendered promptly to the Fund on and in accordance with its request.



         6.04 PMFS and the Fund agree that all books,  records,  information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain  confidential and shall not be voluntarily  disclosed to any other person except as may be required by law or with the prior consent of PMFS and the Fund.



         6.05 In case of any  requests  or  demands  for the  inspection  of the

Shareholder  records of the Fund,  PMFS will  endeavor to notify the Fund and to secure  instructions  from  an  authorized  officer  of  the  Fund  as  to  such inspection. PMFS reserves the right, however, to exhibit the Shareholder records to any person  whenever it is advised by its counsel  that it may be held liable for the failure to exhibit the Shareholder records to such person.



Article 7. TERMINATION OF AGREEMENT



         7.01 This  Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.



         7.02 Should the Fund exercise its right to terminate, all out-of-pocket expenses  associated  with the movement of records and other  materials  will be borne by the Fund. Additionally, PMFS reserves the right to charge for any other reasonable fees and expenses associated with such termination.



Article 8. ASSIGNMENT



         8.01 Except as provided in Section 8.03 below,  neither this  Agreement nor any rights or obligations  hereunder may be assigned by either party without the written consent of the other party.



         8.02 This  Agreement  shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.



         8.03 PMFS may, in its sole  discretion and without  further  consent by the  Fund,  subcontract,  in  whole  or in  part,  for  the  performance  of its obligations  and duties  hereunder  with any person or entity  including but not

limited  to:  (i)  Prudential-Bache  Securities  Inc.  ("Prudential-Bache"),   a
registered  broker-dealer,  (ii) The  Prudential  Insurance  Company  of America

("Prudential"),  (iii) Pruco Securities Corporation, a registered broker-dealer,

(iv) any Prudential-Bache or Prudential  subsidiary or affiliate duly registered as a broker-dealer  and/or a transfer agent pursuant to the 1934 Act of (vi) any other Prudential-Bache or Prudential affiliate or subsidiary; provided, however,

that PMFS shall be as fully  responsible  to the Fund for the acts and omissions of any agent or subcontractor as it is for its own acts and omissions.





Article 9.  AFFILIATIONS



         9.01 PMFS may now or hereafter, without the consent of or notice to the

Fund,  function as Transfer  Agent and/or  Shareholder  Servicing  Agent for any

other investment  company  registered with the SEC under the 1940 Act, including without limitation any investment company whose adviser, administrator,  sponsor or  principal  underwriter  is or may become  affiliated  with  Prudential-Bache and/or  Prudential  or any of its or their  direct or indirect  subsidiaries  or affiliates.



         9.02  It  is  understood  and  agreed  that  the  directors,  officers,

employees,  agents,  and Shareholders of the Fund, and the directors,  officers,

employees,  agents,  and  shareholders of the Fund's  investment  adviser and/or distributor,  are or may be  interested  in the  Agent as  directors,  officers,

employees, agents, shareholders or otherwise, and that the directors,  officers,

employees,  agents or shareholders of the Agent may be interested in the Fund as directors,  officers,  employees,  agents,  Shareholders or otherwise, or in the investment adviser and/or distributor as officers, directors, employees, agents,

shareholders or otherwise.



Article 10. AMENDMENT



         10.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors of the Fund.



Article 11. APPLICABLE LAW



         11.01 This  Agreement  shall be construed  and the  provisions  thereof interpreted under and in accordance with the laws of the State of New Jersey.



Article 12. MISCELLANEOUS



         12.01 In the  event of an  alleged  loss or  destruction  of any  Share certificate,  no new certificate  shall be issued in lieu thereof,  unless there shall first be  furnished to PMFS an  affidavit  of loss or  non-receipt  by the holder of Shares with respect to which a certificate has been lost or destroyed,

supported by an appropriate  bond  satisfactory to PMFS and the Fund issued by a surety company satisfactory to PMFS, except that PMFS may accept an affidavit of loss and  indemnity  agreement  executed  by the  registered  holder  (or  legal

representative)   without  surety  in  such  form  as  PMFS  deems   appropriate

indemnifying PMFS and the Fund for the issuance of a replacement certificate, in cases  where the  alleged  loss is in the amount of $1000 or less.  12.02 In the event that any check or other  order for  payment of money on the account of any

Shareholder  or new  investor is returned  unpaid for any reason,  PMFS will (a)

give  prompt  notification  to the Fund's  distributor  ("Distributor")  of such non-payment;  and  (b)  take  such  other  action,  including  imposition  of  a reasonable processing or handling fee, as PMFS may, in its sole discretion, deem appropriate or as the Fund and the Distributor may instruct PMFS.



         12.03 Any notice or other  instrument  authorized  or  required by this

Agreement  to be given in writing  to the Fund or to PMFS shall be  sufficiently given if  addressed  to that  party and  received  by it at its office set forth below or at such other place as it may from time to time designate in writing.





To the Fund:



Prudential-Bache Government Securities Trust

One Seaport Plaza

New York, NY  10292

Attention:  President



To PMFS:



Prudential Mutual Fund Services, Inc.

Raritan Plaza I

Edison, NJ  08818

Attention: President



         12.04 All references to actions of or by Trustees  herein shall require action by such Trustees  acting as a board or a formally  constituted  group and not individually. The name "Prudential-Bache Government Securities Trust" is the designation  of the Trustees  under the  Declaration  of Trust,  and all persons dealing  with the Fund must look solely to the Fund for the  enforcement  of any

claims  against  the  Fund  as  none  of  the  Trustees,   officers,  agents  or

Shareholders assume any personal  responsibility for obligations entered into on behalf of the Fund.



Article 13. MERGER OF AGREEMENT



         13.01 This  Agreement  constitutes  the entire  agreement  between  the parties hereto and  supersedes  any prior  agreement with respect to the subject matter hereof whether oral or written.









         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed  in their  names and on their  behalf  under their seals by and through their duly authorized officers, as of the day and year first above written.

                           PRUDENTIAL-BACHE GOVERNMENT SECURITIES TRUST








                           BY: /s/ illegible
                              --------------









ATTEST:




/s/ illegible
-------------




                           PRUDENTIAL MUTUAL FUND SERVICES, INC.








                           BY: /s/ illegible
                           -----------------









ATTEST:





/s/ illegible
-------------

                                   SCHEDULE A

                      Prudential Mutual Fund Services, Inc.

                                  Fee Schedule

                         Fee Information for Services as

                    Transfer Agent, Dividend Disbursing Agent

                         and Shareholder Servicing Agent



                  PRUDENTIAL-BACHE GOVERNMENT SECURITIES TRUST

                       (U.S. Treasury Money Market Series)


GENERAL - Fees are based on an annual per shareholder account charge for account maintenance plus out-of-pocket expenses. In addition, there is a one time set up charge per account for manually established accounts and a monthly charge for inactive zero balance accounts. The effective period of this fee schedule is

January 1, 1990 through December 31, 1990 and shall continue thereafter from year to year, unless otherwise amended.


ANNUAL MAINTENANCE CHARGES - The annual maintenance charge includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.



         Annual Maintenance Per Account Fee                   $12.00



OTHER CHARGES


         New Account Set-Up Fee for Manually

         Established Accounts                                 $ 2.00



         Monthly Inactive Zero Balance Account Fee            $  .20


OUT OF POCKET EXPENSES - Out-of-pocket expenses include but are not limited to:

postage, stationery and printing, allocable communication costs, microfilm,

microfiche, and expenses incurred at the specific direction of the Fund.


PAYMENT - An invoice will be presented to the Fund on a monthly basis assessing the Fund the appropriate fee and out-of-pocket expenses.


PRUDENTIAL-BACHE GOVERNMENT                 PRUDENTIAL MUTUAL FUND

SECURITIES TRUST                            SERVICES, INC.



NAME:/s/illegible                           NAME:/s/ illegible
     ------------                                -------------



TITLE:   Treasurer                          TITLE: President
         ---------                                ----------


DATE: November 20, 1990                     DATE: November 20, 1990
      -----------------                           -----------------

                                   SCHEDULE A

                      Prudential Mutual Fund Services, Inc.

                                  Fee Schedule

                         Fee Information for Services as

                    Transfer Agent, Dividend Disbursing Agent

                         and Shareholder Servicing Agent

                  PRUDENTIAL-BACHE GOVERNMENT SECURITIES TRUST


                              (Money-Market Series)


GENERAL - Fees are based on an annual per shareholder account charge for account maintenance plus out-of-pocket expenses. In addition, there is a one time set-up charge per account for manually established accounts and a monthly charge for inactive zero balance accounts. The effective period of this fee schedule is

January 1, 1990 through December 31, 1990 and shall continue thereafter from year to year, unless otherwise amended.


ANNUAL MAINTENANCE CHARGES - The annual maintenance charge includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.



         Annual Maintenance Per Account Fee                   $12.00



OTHER CHARGES

         New Account Set-up Fee for Manually

         Established Accounts                                 $ 2.00

         Monthly Inactive Zero Balance Account Fee            $  .20


OUT OF POCKET EXPENSES - Out-of-pocket expenses include but are not limited to:

postage, stationery and printing, allocable communication costs, microfilm,

microfiche, and expenses incurred at the specific direction of the Fund.

PAYMENT - An invoice will be presented to the Fund on a monthly basis assessing the Fund the appropriate fee and out-of-pocket expenses.

PRUDENTIAL-BACHE GOVERNMENT                 PRUDENTIAL MUTUAL FUND

SECURITIES TRUST                            SERVICES, INC.


NAME: /s/  illegible                        NAME:/s/ illegible
     ----------------                            -------------



TITLE:   Treasurer                          TITLE: President
         ---------                                 ---------


DATE: January 1, 1990                       DATE: January 1, 1990
      ---------------                             ---------------

                                   SCHEDULE A

                      Prudential Mutual Fund Services, Inc.

                                  Fee Schedule

                         Fee Information for Services as

                    Transfer Agent, Dividend Disbursing Agent

                         and Shareholder Servicing Agent

                  PRUDENTIAL-BACHE GOVERNMENT SECURITIES TRUST


                        (Short-Intermediate Term Series)



GENERAL - Fees are based on an annual per shareholder account charge for account maintenance plus out-of-pocket expenses. In addition, there is a one time set-up charge per account for manually established accounts and a monthly charge for inactive zero balance accounts. The effective period of this fee schedule is

January 1, 1990 through December 31, 1990 and shall continue thereafter from year to year, unless otherwise amended.


ANNUAL MAINTENANCE CHARGES - The annual maintenance charge includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.


         Annual Maintenance Per Account Fee                   $12.00

OTHER CHARGES


         New Account Set-Up Fee for Manually

         Established Accounts                                 $ 2.00

         Monthly Inactive Zero Balance Account Fee            $  .20


OUT OF POCKET EXPENSES - Out-of-pocket expenses include but are not limited to:

postage, stationery and printing, allocable communication costs, microfilm,

microfiche, and expenses incurred at the specific direction of the Fund.


PAYMENT - An invoice will be presented to the Fund on a monthly basis assessing the Fund the appropriate fee and out-of-pocket expenses.


PRUDENTIAL-BACHE GOVERNMENT                 PRUDENTIAL MUTUAL FUND

SECURITIES TRUST                            SERVICES, INC.



NAME: /s/ illegible                         NAME: /s/ illegible
      -------------                               -------------



TITLE:   Treasurer                          TITLE: President
         ---------                                 ---------


DATE: January  1, 1990                      DATE: January 1, 1990
      ----------------                            ---------------

                                 ACKNOWLEDGMENT

STATE OF NEW JERSEY   )

                      ) ss                             February 21, 1997

COUNTY OF ESSEX       )



         Then personally before me the above named Deborah A. Docs, known to me and known to me to be the Assistant Secretary of Prudential Government

Securities Trust, and acknowledged the foregoing instrument to be her free act and deed.





                                             /s/ illegible
                                             -------------


[NOTARY SEAL]

               1-20-97

               1-20-02